As filed with the Securities and Exchange Commission on July 25, 2014

Registration No. 333-58189

Registration No. 333-44846

Registration No. 333-44844

Registration No. 333-65264

Registration No. 333-65258

Registration No. 333-107954

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-58189

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-44846

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-44844

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-65264

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-65258

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-107954

UNDER

THE SECURITIES ACT OF 1933

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	51-0323571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza, Tysons Corner, Virginia	22182
(Address of Principal Executive Offices)	(Zip Code)

MicroStrategy Incorporated 1996 Stock Plan

MicroStrategy Incorporated Amended and Restated 1997 Stock Option Plan for French Employees

MicroStrategy Incorporated 1997 Director Option Plan

MicroStrategy Incorporated 1998 Employee Stock Purchase Plan

MicroStrategy Incorporated Second Amended and Restated 1999 Stock Option Plan

(Full title of the plan)

Michael J. Saylor

Chairman of the Board of Directors and Chief Executive Officer

1850 Towers Crescent Plaza

Tysons Corner, VA 22182

(Name and address of agent for service)

(703) 848-8600

(Telephone number, including area code, of agent for service)

Copy to:

Thomas S. Ward, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-58189) filed with the Securities and Exchange Commission on June 30, 1998, the Registration Statement on Form S-8 (File No. 333-44846) filed with the Securities and Exchange Commission on August 30, 2000, the Registration Statement on Form S-8 (File No. 333-44844) filed with the Securities and Exchange Commission on August 30, 2000, the Registration Statement on Form S-8 (File No. 333-65264) filed with the Securities and Exchange Commission on July 17, 2001, the Registration Statement on Form S-8 (File No. 333-65258) filed with the Securities and Exchange Commission on July 17, 2001, and the Registration Statement on Form S-8 (File No. 333-107954) filed with the Securities and Exchange Commission on August 13, 2003 (together, the “Registration Statements”) of MicroStrategy Incorporated, a Delaware corporation (“MicroStrategy”).

The Registration Statements registered a total of 5,730,000 shares of MicroStrategy’s class A common stock, $0.001 par value per share (“Common Stock”), for issuance under MicroStrategy’s 1996 Stock Plan, Amended and Restated 1997 Stock Option Plan for French Employees, 1997 Director Option Plan, as amended, 1998 Employee Stock Purchase Plan, and Second Amended and Restated 1999 Stock Option Plan (each a “Plan” and together, the “Plans”), which number of shares has been adjusted to reflect a two-for-one stock split effected in January 2000 in the form of a common stock dividend and a one-for-ten reverse stock split effected in July 2002 (collectively, the “Splits”). Eligible participants purchased 2,757,287 shares of Common Stock (as adjusted to reflect the Splits) under the provisions of the Plans.

Each Plan has expired by its terms and there are no outstanding awards under the Plans. Accordingly, by means of this Post-Effective Amendment No. 1, MicroStrategy hereby terminates the effectiveness of the Registration Statements and removes from registration the remaining 2,972,713 shares under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tysons Corner, Commonwealth of Virginia, on this 25th day of July, 2014.

MICROSTRATEGY INCORPORATED

By:	/s/ Michael J. Saylor
Michael J. Saylor
Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Saylor Michael J. Saylor	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 25, 2014

/s/ Douglas K. Thede Douglas K. Thede	Senior Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2014

/s/ Robert H. Epstein	Director	July 25, 2014
Robert H. Epstein

/s/ Stephen X. Graham	Director	July 25, 2014
Stephen X. Graham

/s/ Jarrod M. Patten	Director	July 25, 2014
Jarrod M. Patten

/s/ Carl J. Rickertsen	Director	July 25, 2014
Carl J. Rickertsen